Exhibit 99.1

Contact:   Mark A. Steinkrauss, Vice President, Corporate Relations
           (312) 592-5384  mark.steinkrauss@teldta.com


FOR RELEASE:  IMMEDIATE


                          TDS Announces Acquisition of

                        Chorus Communications Group, LTD.

November  27,  2000 -  Chicago,  Illinois -  Telephone  and Data  Systems,  Inc.
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[AMEX:TDS],  a  leading  supplier  of  wireless  and local  telephone  services, announced that it has entered into a definitive agreement for the merger of Chorus Communications Group, Ltd., of Madison, WI [OTC Bulletin Board: CCGL]. The transaction is subject to certain conditions, including regulatory approvals and approval by Chorus shareholders, and is expected to close in the second quarter of 2001. The total purchase price is $195 million and the assumption of debt. Debt outstanding on September 30, 2000 was $31 million.

Chorus Communications Group, Ltd. is a telecommunications company serving approximately 45,000 access lines and 30,000 Internet customers primarily in Wisconsin. Its assets include the local exchange carriers Mid-Plains, Inc., Dickeyville Telephone and Farmers Telephone Company. The company's other operations, including Chorus Networks, sell, install and service business telephone and videoconferencing systems, data networks, Internet access and long distance. Chorus also has recently entered the CLEC business. In addition, through its local exchange carriers, Chorus has interests in certain wireless partnerships in Wisconsin.

James Barr III, President and Chief Executive Officer of TDS Telecom said: "We are pleased to join forces with Chorus. Its telecommunications operations fit extremely well with our existing operations in Wisconsin, already a strong and sizable market for us. Together, we intend to increase growth, introduce new services faster and achieve operating benefits. Chorus's experienced and extremely capable workforce will strengthen our combined operation.

"In particular, we are pleased that Chorus's operating areas are overlayed by the wireless footprint of our sister company U.S. Cellular. Together with U.S. Cellular we are looking forward to offering our customers a broad array of telecommunications services from voice telephone services to high-speed data and mobile services."

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All  information set forth in this news release,  except  historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in
the  forward-looking  statements.   Important  factors  that  may  affect  these
forward-looking statements include, but are not limited to: changes in the overall economy; changes in competition in the markets in which TDS operates; advances in telecommunications technology; changes in the telecommunications regulatory environment; pending and future litigation; acquisitions/divestitures of properties and or licenses; changes in customer growth rates, penetration rates, churn rates, roaming rates and the mix of products and services offered in our markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by TDS with Securities and Exchange Commission ("SEC").

TDS is a diversified telecommunications corporation founded in 1969. Through its strategic business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing cellular and local telephone service. TDS builds value for its shareholders by providing excellent communications services in growing, closely related segments of the telecommunications industry. The Company currently employs over 8,000 people and serves approximately 3.6 million customers in 35 states.

Founded in 1969, TDS Telecom serves more than 900 rural and suburban communities in 28 states. The company has achieved steady growth and is America's ninth largest non-Bell telephone company, with more than 696,000 access lines and revenues of $546 million in 1999.

A map of the ILEC properties involved can be viewed at TDS's website.

For more information about TDS and its subsidiaries, visit the web sites at:

TDS:  http://www.teldta.com              TDS Telecom: http://www.tdstelecom.com
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